SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

OF

GENERAL CABLE CORPORATION

Amended and Restated Effective as of June 27, 2007

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

OF GENERAL CABLE CORPORATION

INTRODUCTION

This Supplemental Executive Retirement Plan of General Cable Corporation  (“Plan”) was adopted by the Board of Directors of General Cable Corporation effective January 1, 2000 for the benefit of its eligible executives.  The purpose of this Supplemental Executive Retirement Plan is to provide supplemental retirement benefits to certain employees of General Cable Corporation in addition to the benefits that may be provided to such employees under other retirement plans maintained by General Cable Corporation.  This Plan is also designed to retain executive level personnel.

This Supplemental Executive Retirement Plan is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA.  All benefits payable under this Plan shall be paid from the general assets of General Cable Corporation.

Effective as of June 27, 2007 (“Restatement Effective Date”), this Plan was amended and restated to: (i) comply with Section 409A of the Internal Revenue Code of 1986, as amended; (ii) freeze the accrual of benefits under the Plan as of January 1, 2007; and (iii) convert the Plan from a nonaccount balance plan to an account balance plan effective as of the effective date of the restatement.  Pursuant to Article V of the Plan, the written agreement of each Participant to the foregoing changes was obtained on or before the effective date of the restatement of the Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

OF GENERAL CABLE CORPORATION

TABLE OF CONTENTS

Page

Article I.

Definitions

1

Article II.

Participation

3

2.01

Participation

3

2.02

Termination of Participation

3

Article III.

Amount and Payment of Benefits

4

3.01

Benefit

4

3.02

Benefit Distribution Election

4

3.03

Payment of Benefits

4

3.04

Vesting

4

3.05

Receipt and Release

6

Article IV.

General Provisions

7

4.01

Administration

7

4.02

Funding

7

4.03

No Contract of Employment

8

4.04

Withholding Taxes

8

4.05

Nonalienation

8

4.06

Payment to Minors, Others

8

4.07

Furnishing of Information

9

4.08

Effect on Other Plans

9

4.09

Indemnification

9

4.10

Claims Procedure

9

4.11

Construction

9

Article V.

Amendment or Termination

11

EXHIBIT A

ARTICLE I DEFINITIONS

1.01

“Account” shall mean the account established by the Employer on behalf of a Participant pursuant to Section 3.01 hereof.

1.02

 “Administrative Committee” shall mean the person or persons appointed by the Board to administer and supervise the Plan as provided in Article IV.  In the absence of such appointment, the Compensation Committee shall serve as the Administrative Committee.

1.03

“Beneficiary” shall mean the beneficiary designated by a Participant in the time and manner determined by the Administrative Committee.  If the Participant fails to designate a beneficiary, or if his beneficiary predeceased him, his beneficiary shall be his surviving spouse or, if none, his surviving children in equal shares.  If no beneficiary survives the Participant, his beneficiary shall be his estate.

1.04

“Board” shall mean the Board of Directors of General Cable Corporation.

1.05

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.06

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

1.07

“Cause” shall mean (A) the gross neglect or willful failure by the Employee to perform the duties and responsibilities of his employment with the Employer in all material respects, after a written demand for substantial performance is delivered to the Employee by the Board which demand specifically identifies the manner in which the Board believes that the Employee has not so performed his duties; (B) any act of fraud by the Employee, whether relating to the Employer or otherwise; (C) the conviction or entry into a plea of nolo contendere by the Employee with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment); (D) the commission by the Employee of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Employer; or (E) any willful failure or willful breach (not covered by any of clauses (A) through (D) above) of any of the material obligations of any employment agreement between the Employee and the Employer, if such breach is not cured within 10 days after written notice thereof to the Employee by the Board. For purposes of clauses (A), (D) and (E) of this definition, no act, or failure to act, on the Employee’s part shall be deemed "willful" unless done, or omitted to be done, by the

Employee not in good faith and without reasonable belief that the Employee’s act, or failure to act, was in the best interest of the Employer.

1.08

“Disability” shall mean a disability as defined under the Employer’s then existing long-term disability plan or program.  The above notwithstanding, a Participant shall not be deemed to have a Disability unless he/she is expected to be separated from service for a period of at least twelve months as a direct result of illness or injury, has no reasonable prospect of returning to service with the Employer, and, by reason of such disability has been receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

1.09

“Effective Date” shall mean the original effective date of this Plan, which was January 1, 2000.

1.10

“Employee” shall mean an individual employed by the Employer.

1.11

“Employer” shall mean General Cable Corporation or successor by merger, purchase or otherwise.

1.12

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.13

“Identification Date” shall mean each December 31.

1.14

“Participant” shall mean any person participating in the Plan as provided in Article II of this Plan.

1.15

“Plan” shall mean the Supplemental Executive Retirement Plan of General Cable Corporation.

1.16

“Restatement Effective Date” shall mean June 27, 2007.

1.17

“Specified Employee” means any Participant who is (i) an officer of the Employer and (ii) receives annual compensation from the Employer in excess of $130,000 (or such other amount as determined pursuant to Code Section 416(i)(1)(A)(i)).  The term Specified Employee shall also include any other individual who satisfies the definition of specified employee under Code Section 409A.  A Participant is a Specified Employee if he/she meets the foregoing requirements at any time during the 12-month period ending on an Identification Date.  If a Participant is a Specified Employee as of an Identification Date, such Participant is treated as a Specified Employee for the 12-month period beginning on the first day of the fourth month following the Identification Date.

ARTICLE II PARTICIPATION

2.01

Participation

An  individual who is listed on Exhibit A hereto shall be a Participant in this Plan as of the Restatement Effective Date.

2.02

Termination of Participation

A Participant’s participation in the Plan shall terminate on the date his/her employment with the Employer terminates unless the Participant is entitled to a benefit under the Plan.  If a Participant is entitled to a benefit under the Plan, his or her participation in the Plan shall terminate when the benefit is distributed to him.

ARTICLE III AMOUNT AND PAYMENT OF BENEFITS

3.01

Benefit

As of the Restatement Effective Date, the Employer shall credit to the Account of each Participant the amount shown next to his/her name on Exhibit A hereto.

3.02

Benefit Distribution Election

A Participant shall elect one of the following distribution options with respect to the payment of his/her benefit under the Plan (“Benefit Distribution Election”):

(a)

Option A:  a lump sum payment; or

(b)

Option B:  equal annual installments from between two and ten years.

A Participant's Benefit Distribution Election shall become irrevocable as of December 31, 2007.

3.03

Payment of Benefits

In the event that a Participant’s employment is terminated for any reason other than for “cause,” the Employer shall pay to the Participant, or, in the event of his/her death, his/her Beneficiary, as applicable, an amount equal to the Participant's nonforfeitable interest in his/her Account in the form elected by the Participant pursuant to his/her Benefit Distribution Election.  Payment of such amount shall commence on the first day of the third month following date the Participant’s employment terminates or as soon as administratively feasible thereafter. The above notwithstanding, if the Participant is a Specified Employee, no payment shall be made hereunder earlier than the sixth month anniversary of such Specified Employee’s employment termination.

3.04

Vesting

(a)

A Participant’s nonforfeitable (vested) interest in his/her Account shall be determined by multiplying the amount standing to his/her credit in his/her Account by the appropriate percentage from the following table:

Participant is Continuously Employed with the Employer from Restatement Effective Date Through	Participant’s Vested Percentage
June 27, 2008	20%
June 27, 2009	40%
June 27, 2010	60%
June 27, 2011	80%
June 27, 2012	100%

(b)

Acceleration of Vesting.  A Participant shall become 100% vested in his/her Account upon:

(1)

his/her attainment of Age 62 while in the employ of the Employer; or

(2)

the occurrence of any of the following events while in the employ of the Employer:

(i)

Termination of Employment due to Disability or

(ii)

Termination of Employment due to death;

or

(3)

his/her involuntary termination of employment with the Employer without Cause.

3.05

Receipt and Release

Any final payment or distribution to a Participant or Beneficiary or their legal representative shall be in full satisfaction of all claims against the Plan, the Administrative Committee, the Compensation Committee, the Board and the Employer.  The Administrative Committee may, in its sole discretion, require a Participant, or Beneficiary or their legal representative to execute a receipt and release, in such form as the Administrative Committee may determine, upon final payment of all claims or distributions under the Plan, or a receipt to the extent of any partial payment or distribution, as a condition of receiving such payment or distribution.

ARTICLE IV GENERAL PROVISIONS

4.01

Administration

The administration of the Plan, the exclusive power to interpret it and to establish rules and regulations for its administration, and the responsibility for carrying out its provisions are vested in the Administrative Committee, including, but not limited to, the determination of whether a Participant’s employment with the Employer was terminated for Cause.  The Administrative Committee shall have all the administrative powers granted under the provisions of the Pension Plan to the committee appointed to administer the Pension Plan and those provisions shall hereby be incorporated by reference.  Any interpretation of the Plan by the Administrative Committee or any administrative act by the Administrative Committee shall be final and binding on all Participants and Beneficiaries.  The expenses of the Administrative Committee attributable to the administration of the Plan shall be paid directly by the Employer.

4.02

Funding

(a)

Nothing contained in this Plan shall require the Employer to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, former Participant or Beneficiary.  Neither a Participant, former Participant or Beneficiary or their heirs or personal representatives shall have any right, title or interest in or to any of the funds of the Employer on account of this Plan.

(b)

All benefits payable in accordance with this Plan, as well as any administrative costs relating to the Plan, shall constitute a general unsecured obligation of the Employer and shall be payable only from the general assets of the Employer unless the provisions of Section 4.02(c) below are applicable.

(c)

The Employer may, for administrative reasons, establish a grantor trust or similar arrangement for the benefit of Plan Participants and their Beneficiaries.  The assets of said trust or arrangement will be held separate and apart from other funds of the Employer and shall be used exclusively for the purposes set forth in the Plan and the applicable documents establishing the trust or similar arrangement, subject to the following conditions:

(i)

the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)

the Employer shall be treated as the “grantor” of said trust for purposes of Sections 671 and 677 of the Internal Revenue Code; and

(iii)

the documents establishing the trust or similar arrangement shall provide that the assets held under the trust or similar arrangement may be used to satisfy claims of the Employer’s general creditors, provided that the rights of such general creditors are enforceable under federal and state law.

4.03

No Contract of Employment

The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Employer to modify a Participant’s compensation or to discharge any Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

4.04

Withholding Taxes

The Employer shall have the right to deduct any required federal, state and local withholding taxes from each payment to be made under the Plan.

4.05

Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

4.06

Payment to Minors, Others

If the Administrative Committee finds that a Participant or other person entitled to a benefit under the Plan is unable to care for his affairs because of illness or accident or because he is a minor, the Administrative Committee may direct that any benefit due him be paid to his spouse, a child, a parent or other blood relative or a person with whom he resides, unless a claim has been made for the benefit by a duly appointed legal representative.  Any payment made under the provisions of this Section shall be a complete discharge of the liabilities of the Plan for that benefit.

4.07

Furnishing of Information

Prior to paying any benefit under this Plan, the Administrative Committee may require the Participant or Beneficiary to provide such information or material as the Administrative Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan.  The Administrative Committee may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

4.08

Effect on Other Plans

Nothing in this Plan shall be deemed to affect the provisions of the Pension Plan, the Savings Plan or any other employee benefit plan as defined in Section 3(3) of ERISA, or any employment contract maintained by or entered into by the Employer.

4.09

Indemnification

Each member of the Administrative Committee shall be indemnified by the Employer against all costs and expenses (other than amounts paid in connection with a settlement not approved by the Employer) reasonably incurred by him in connection with any action or failure to act to which he may be a party by reason of his being a member of the Administrative Committee, except for actions or failures to act made in bad faith or which constitute gross negligence.

4.10

Claims Procedure

The Administrative Committee shall provide adequate notice in writing to any Participant, former Participant or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial.  A reasonable opportunity shall be afforded to any such Participant, former Participant or Beneficiary for a full and fair review by the Administrative Committee of its decision denying the claim.  The Administrative Committee’s decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.

4.11

Construction

(a)

The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements of Sections 201, 301 and 401 of ERISA.  All rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky to the extent such laws are not pre-empted by ERISA or other federal law.

(b)

The masculine pronoun shall mean the feminine whenever appropriate.

(c)

The titles and headings of the Articles and Sections of the Plan are for convenience only.  In case of ambiguity or inconsistency, the text, rather than the titles or headings, shall control.

ARTICLE V AMENDMENT OR TERMINATION

The Chief Executive Officer may modify or amend the Plan at any time, provided, however, that any material modification shall be subject to Compensation Committee approval.  The Board of Directors may suspend or terminate this Plan for any reason at any time.  No modification, amendment, suspension or termination of the Plan shall adversely affect the right of any Participant or his Beneficiary to receive the benefits granted under the Plan by the Employer in respect of such Participant as of the date of modification, amendment, suspension or termination unless the Participant or his Beneficiary, as the case may be, agrees in writing to such modification, amendment, suspension or termination.

IN WITNESS WHEREOF, the proper officer of General Cable Corporation has executed this instrument this 27th day of  June, 2007.

GENERAL CABLE CORPORATION

By:

/s/ Robert J. Siverd

Attest:

/s/ Jeffrey J. Whelan

EXHIBIT A

Participant Name

Beginning Account Balance

Gregory Kenny

$3,125,170

Robert Siverd

$1,179,241

Brian Robinson

$125,525